Exhibit 10.43

FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT

This Fourth Amendment to Asset Purchase Agreement (“Amendment”) is made as of December 24, 2010, by and among NSORO, LLC, a Georgia limited liability company (“Seller”), NSORO MASTEC, LLC, a Florida limited liability company formerly known as NSORO Acquisition, LLC (“Buyer”) and wholly owned subsidiary of MasTec North America, Inc., a Florida corporation, and DARRELL J. MAYS, as an original party to the Agreement (as defined below) and as assignee of all rights and obligations under the Agreement of Glinis E. Mays (the “Member”). Each of Seller, Buyer, and the Member is a “Party” and together, the “Parties.”

RECITALS

A. The Parties entered into an Asset Purchase Agreement dated July 31, 2008 (as amended, the “Agreement”); capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement; and

B. Buyer, Seller and Member wish to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:

1. Earn-Out.

(a) In substitution and full and final settlement for the amounts that would otherwise be payable to Seller pursuant to Section 1.7(a)(iii) of the Agreement, Buyer is simultaneously herewith paying Seller Forty Million Dollars ($40,000,000) in cash, and MasTec is simultaneously herewith issuing to Seller one million eight hundred seventy-five thousand (1,875,000) shares of its common stock, $.10 par value per share (the “Shares”). Notwithstanding anything to the contrary in the Agreement the Shares will be unregistered. Seller shall not sell, transfer, pledge, assign, hypothecate, or otherwise encumber, dispose of or hedge (whether by the purchase of put options, short selling MasTec shares or otherwise) any of the Shares or enter into an agreement to do any of the foregoing until the one year anniversary of the date of this Amendment; provided however, that subject to MasTec’s prior written consent, which consent shall not be unreasonably withheld, Seller shall have the right to transfer the Shares to a Member of the Immediate Family (as defined below) of Member for bona fide estate planning purposes, but the Shares shall continue to be subject to the restrictions set forth in this paragraph after such transfer. Following receipt of such payment and Shares, neither Seller nor Member shall be owed any additional amount pursuant to Section 1.7(a)(iii) regardless of the actual 2010 Earn-out Period EBT. “Member of the Immediate Family” means, with respect to an individual, (a) such person’s spouse, (b) each parent, brother, sister or child of such person, and (c) each trust created solely for the benefit of such individual and/or one or more of the persons described in clause (a) or (b) above.

(b) Section 1.7(a)(iv) is hereby amended to reflect that with respect to Buyer’s 2011 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2011 Earn-Out Period EBT and 72.5% of the 2011 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2011 Earn-out Period EBT in excess of $40,000,000.

(c) Section 1.7(a)(v) is hereby amended to reflect that with respect to Buyer’s 2012 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2012 Earn-Out Period EBT and 72.5% of the 2012 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2012 Earn-out Period EBT in excess of $40,000,000.

(d) Section 1.7(a)(vi) is hereby amended to reflect that with respect to Buyer’s 2013 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2013 Earn-Out Period EBT and 72.5% of the 2013 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2013 Earn-out Period EBT in excess of $40,000,000.

(e) Section 1.7(a)(vii) is hereby amended to reflect that with respect to Buyer’s 2014 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2014 Earn-Out Period EBT and 72.5% of the 2014 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2014 Earn-out Period EBT in excess of $40,000,000.

(f) Section 1.7(a)(viii) is hereby amended to reflect that with respect to Buyer’s 2015 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2015 Earn-Out Period EBT and 72.5% of the 2015 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2015 Earn-out Period EBT in excess of $40,000,000.

(g) Section 1.7(a)(ix) is hereby amended to reflect that with respect to Buyer’s 2016 Earn-out Period EBT, (i) Buyer shall retain 100% of the first $40,000,000 of 2016 Earn-Out Period EBT and 72.5% of the 2016 Earn-out Period EBT in excess of $40,000,000, and (ii) Buyer shall pay Seller 27.5% of the 2016 Earn-out Period EBT in excess of $40,000,000.

(h) The definition of “EBT” in Section 1.7(c) is hereby amended and clarified to specifically (i) exclude from the Business and the Existing Operations used to calculate EBT for an Earn-out Period the EBT generated by the CO business during such Earn-Out Period, and (ii) include in the Business and Existing Operations used to calculate EBT the total EBT generated by MasTec Wireless Services, LLC, a Florida limited liability company. For purposes of clarity, MasTec’s CO business is a division that Member is currently overseeing and operating.

2. Seller’s Representations.

(a) The Shares are being acquired by the Seller for its own account, for investment and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 (the “1933 Act”), or any applicable state securities laws, and the Shares will not be disposed of by Seller in contravention of the 1933 Act or any applicable state securities laws.

(b) Seller is an “accredited investor” as defined in Rule 501(a) under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, possessing such knowledge and experience in financial and business matters and sophistication, as an investor, adequate for the evaluation of the merits and risks of its investment in the Shares and to make an informed investment decision.

(c) Seller has had an opportunity to ask questions and receive answers concerning MasTec and the Shares and has had full access to such other information concerning MasTec and the Shares as Seller has requested or which has been filed by MasTec with the Securities and Exchange Commission.

(d) Seller has discussed with and relied upon the advice of its independent legal counsel, tax and financial advisors with regard to the meaning and legal consequences of Seller’s representations and warranties contained herein and the considerations involved in making an investment in the Shares, and Seller understands that MasTec is relying on Seller’s representations set forth herein in respect of the offer and sale of the Shares.

(e) Seller acknowledges that the Shares are “restricted securities” as defined by Rule 144 promulgated under the 1933 Act, are not registered under the 1933 Act or any applicable state securities laws and are being issued by MasTec to Seller in reliance upon the Section 4(2) private placement exemption contained in the 1933 Act.

(f) Seller understands that it must bear the economic risk of its acquisition of the Shares for an indefinite period of time because (i) the acquisition of Shares pursuant to this Agreement has not been registered under the 1933 Act and applicable state securities laws; and (ii) the Shares may therefore not be sold, transferred, pledged, or otherwise disposed of unless subsequently so registered or, in the opinion of counsel (reasonably satisfactory to MasTec), registration under the 1933 Act or any applicable state securities laws is not required.

(g) It is understood that the certificates evidencing the Shares may bear one or more of the following legends:

(A) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(B) “These securities are additionally subject to the transfer restrictions set forth in that certain Fourth Amendment to Asset Purchase Agreement, dated December 24, 2010, by and among Nsoro, LLC, a Georgia limited liability company, Nsoro MasTec, LLC, a Florida limited liability company formerly known as Nsoro Acquisition, LLC and wholly owned subsidiary of MasTec North America, Inc., a Florida corporation, and Darrell J. Mays.”

(C) Any legend required by Law, including any legend required by the Business Corporation Act of the State of Florida.

3. Following the date hereof, Buyer may engage in the NSORO Business (as defined below) outside the United States. In consideration for the payments described in the first sentence of Section 1 of this Amendment, if Buyer engages in the NSORO Business outside the United States, Member and Seller shall jointly and severally satisfy fifty percent (50%) of any net loss incurred by the operation of the NSORO Business outside the United States following the date hereof, but such obligation shall be satisfied solely from amounts otherwise payable to the Seller pursuant to the Earn-Out as set forth in Section 1.7 of the Agreement. The Parties agree that Buyer shall have the power and the right to operate or shut down the operation of the NSORO Business outside the United States in its sole and absolute discretion. Nothing herein shall preclude Buyer or its Affiliates from operating any other businesses outside the United States. “NSORO Business” means the “Business” as defined in the Agreement, but as operated and conducted outside the United States instead of within the United States. For clarity, the EBT of the NSORO Business operated outside the United States shall not be included for purposes of determining the Earn-out payments payable to Seller pursuant to Section 1.7 of the Agreement as such payments shall be based solely upon the operation of the Business within the United States, except to the extent of the loss deductions from such Earn-out Payments as set forth in this Section 3.

4. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature will have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties have executed and delivered, or caused their duly authorized officers to execute and deliver, this Amendment as of the date first set forth above.

SELLER:

NSORO, LLC

By:	/s/ Darrel J. Mays
Name:	Darrel J. Mays
Title:

MEMBER:

/s/ Darrel J. Mays
Darrell J. Mays

BUYER:

NSORO MASTEC, LLC

By:	/s/ Albert de Cardenas
Name: Albert de Cardenas
Title: VP